SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 20, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)

(303) 837-1661
(Registrant's telephone number)

Item 2.    Acquisition or Disposition of Assets.

        On July 20, 2004, Whiting Petroleum Corporation, a Delaware corporation (the “Company”), completed its acquisition of Equity Oil Company, a Colorado corporation (“Equity”), pursuant to an Agreement and Plan of Merger, dated as of February 1, 2004, as amended (the “Merger Agreement”), by and among the Company, WPC Equity Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of the Company (“Merger Sub”) and Equity. Pursuant to the Merger Agreement, on July 20, 2004, Merger Sub merged with and into Equity, and Equity became a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger Agreement, holders of Equity’s common stock, par value $1.00 per share, are entitled to 0.185 shares of the Company’s common stock, par value $.001 per share, in exchange for each share of Equity’s common stock they owned immediately prior to the effective time of the Merger, together with cash in lieu of any fractional shares of the Company’s common stock to which such holders would otherwise be entitled. As a result of the Merger, the Company will issue approximately 2.2 million new shares of the Company’s common stock to Equity shareholders and will have approximately 21.1 million shares of common stock outstanding. The merger consideration was determined on the basis of arm’s length negotiations between the Company and Equity. There is no material relationship between the Company and Equity or any of its affiliates, directors or officers or any of their associates.

        Equity uses its assets in the business of oil and natural gas exploration and production primarily in California, Colorado, North Dakota and Wyoming. The Company currently intends to continue to use Equity’s assets for similar purposes.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(2.1)	Agreement and Plan of Merger, dated as of February 1, 2004, among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company [Incorporated by reference to Exhibit 10.1 to Equity Oil Company’s Current Report on Form 8-K dated February 2, 2004 (File No. 000-00610)].

(2.2)	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 18, 2004, among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company [Incorporated by reference to Exhibit 2.2 to Whiting Petroleum Corporation’s Registration Statement on Form S-4 (Reg. No. 333-115957)].

(99)	Press Release of Whiting Petroleum Corporation, dated July 20, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: July 20, 2004	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

(2.1)	Agreement and Plan of Merger, dated as of February 1, 2004, among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company [Incorporated by reference to Exhibit 10.1 to Equity Oil Company's Current Report on Form 8-K dated February 2, 2004 (File No. 000-00610)].

(2.2)	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 18, 2004, among Whiting Petroleum Corporation, WPC Equity Acquisition Corp. and Equity Oil Company [Incorporated by reference to Exhibit 2.2 to Whiting Petroleum Corporation's Registration Statement on Form S-4 (Reg. No. 333-115957)].

(99)	Press Release of Whiting Petroleum Corporation, dated July 20, 2004.